UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015 (September 28, 2015)

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 780, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in Lucas Energy, Inc.’s (the “Company’s” or “our”) Current Report on Form 8-K, filed with the SEC on September 1, 2015, on August 30, 2015, we entered into a Non-Revolving Line of Credit Agreement with Silver Star Oil Company (“Silver Star” and the “Line of Credit”). The Line of Credit, which had an effective date of August 28, 2015, provides the Company the right, from time to time, subject to the terms of the Line of Credit, to sell up to $2.4 million in convertible promissory notes (the “Convertible Notes”) to Silver Star. On September 28, 2015, we sold a Convertible Note in the aggregate principal amount of $200,000 to Silver Star pursuant to the terms of the Line of Credit (which note was required to be sold by us on or before October 1, 2015).

The Convertible Note is due and payable on October 1, 2016, accrues interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allows the holder thereof the right to convert the principal and interest due thereunder into common stock of the Company at a conversion price of $1.50 per share, provided that any conversion is subject to us first receiving shareholder approval for the issuance of shares of our common stock under the Convertible Notes and Line of Credit under applicable NYSE MKT rules and regulations (“NYSE Approval”). We have the right to prepay the Convertible Notes at any time, provided we provide the holder at least 30 days prior notice of our intention to prepay such notes. The Convertible Notes include customary events of default for facilities of similar nature and size, including in the event a change of control (as defined in the Convertible Notes) occurs, or we fail to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

As described above, effective on September 28, 2015, we sold Silver Star a Convertible Note in the aggregate principal amount of $200,000. If fully converted by Silver Star (without factoring in any accrued and unpaid interest thereon, which is also convertible into our common stock as provided in the note), notwithstanding the requirement for NYSE Approval (as discussed above), a total of 133,334 shares of common stock would be required to be issued to Silver Star (representing approximately 8.4% of our current outstanding shares of common stock) and if fully converted at maturity, when factoring in accrued interest thereon through maturity, a total of 141,578 shares of common stock would be required to be issued to Silver Star. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) for the sale and issuance pursuant to (a) Section 4(a)(2) of the Securities Act; and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder. With respect to the transaction described above, no general solicitation was made either by us or by any person acting on our behalf. The transaction was privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing sale and issuance and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificate(s) evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The recipient made various representations to us regarding its suitability to purchase the securities and knowledge of the risks involved in such purchase pursuant to the Line of Credit, including confirming that it was an “accredited investor”.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective September 29, 2015, the Audit Committee of the Company approved the dismissal of Hein & Associates LLP (“Hein”) as the Company’s registered independent accounting firm and appointed GBH CPAs, PC (“GBH”) as its new independent registered accounting firm, effective as of the same date.

During the years ended March 31, 2014 and 2015, and through September 30, 2015, the Company did not (i) have any disagreements (as defined in Item 304(a)(1(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hein, would have caused it to make reference thereto in their reports on the Company's consolidated financial statements for such years; or (ii) experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). Hein’s audit reports on the consolidated financial statements of the Company as of and for the years ended March 31, 2015 and 2014 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the two most recent fiscal years, and any subsequent interim period prior to engaging GBH, neither the Company, nor anyone on its behalf, consulted GBH regarding (i) either the application of accounting principles to a specified transaction, completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by GBH that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).  Notwithstanding the above, GBH previously served as the Company’s independent registered accounting from October 9, 2007, until the October 31, 2011 engagement of Hein.

The Company requested that Hein furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree.  A copy of Hein’s letter, dated September 30, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	$200,000 Convertible Promissory Note (Note #1) issued to Silver Star Oil Company Dated September 29, 2015, and effective September 28, 2015

16.1*	Letter from Hein & Associates LLP dated October 1, 2015

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: October 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1*	$200,000 Convertible Promissory Note (Note #1) issued to Silver Star Oil Company Dated September 29, 2015, and effective September 28, 2015

16.1*	Letter from Hein & Associates LLP dated October 1, 2015

* Filed herewith.